Scudder New Europe Fund, Inc.
Stockholder Meeting Results
================================================================================
The Annual Meeting of Stockholders of Scudder New Europe Fund, Inc. was held on October 21, 1997, at the offices of Scudder, Stevens & Clark, Inc., 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154. The following matters were voted upon by the stockholders (the resulting votes for each matter are presented below.)

1. To approve the new Investment Management, Advisory and Administration Agreement between the Fund and Scudder Kemper Investments, Inc.


                                 Number of Votes:
                                 ----------------

         For               Against             Abstain         Broker Non-Votes*
         ---               -------             -------         -----------------

      10,263,637           515,545             144,858                 0

2.    To elect Directors.


                                                          Number of Votes:
                                                          ----------------

                            Director                For                 Withheld
                            --------                ---                 --------

               Paul Bancroft III                 10,408,792             515,248
               Richard M. Hunt                   10,402,073             521,967
               Daniel Pierce                     10,426,924             497,116

        Continuing Directors:
        ---------------------
         Nicholas Bratt
         Paul J. Elmlinger
         Mary Johnston Evans
         William H. Luers
         Wilson Nolen
         Ladislas O. Rice

3. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.

                                       Number of Votes:
                                       ----------------

                  For                      Against                    Abstain
                  ---                      -------                    -------
               10,723,175                   76,163                    124,702


* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.